                                                                    Exhibit 1(r)

                   MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

     Articles Supplementary Classifying Shares of Authorized Capital Stock

     MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. (hereinafter referred to as the
"Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the
Investment Company Act of 1940, as amended, with the authority to issue Five
Billion Five Hundred Fifty Million (5,550,000,000) shares of capital stock as follows:

            Classes                            Number of Authorized Shares

      Class A Common Stock                                     450,000,000
      Class B Common Stock                                   2,000,000,000
      Class C Common Stock                                     200,000,000
      Class I Common Stock                                     900,000,000
      Class R Common Stock                                   2,000,000,000
                                                             -------------
                                               Total:        5,550,000,000

All shares of the Corporation's capital stock have a par value of Ten Cents
($0.10) per share, and an aggregate par value of Five Hundred Fifty-Five Million
Dollars ($555,000,000).

2. The Board of Directors of the Corporation, acting in accordance with Article
V, Paragraph 2 of the Charter of the Corporation, hereby reclassifies Five
Hundred Million (500,000,000) shares of unissued Class B shares of common stock as Class C shares of common stock of the Corporation.

3. After the reclassification of authorized shares, the Corporation has the authority to issue Five Billion Five Hundred Fifty Million (5,550,000,000)
shares of capital stock as follows:

            Classes                            Number of Authorized Shares

      Class A Common Stock                                     450,000,000
      Class B Common Stock                                   1,500,000,000
      Class C Common Stock                                     700,000,000
      Class I Common Stock                                     900,000,000
      Class R Common Stock                                   2,000,000,000
                                                             -------------
                                               Total:        5,550,000,000

All shares of the Corporation's capital stock have a par value of Ten Cents
($0.10) per share, and an aggregate par value of Five Hundred Fifty-Five Million
Dollars ($555,000,000).

4. All of the shares of the Corporation's common stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation's Charter.

     IN WITNESS WHEREOF, MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and Treasurer and witnessed by its Secretary as of the 30th day of December
2004.

                                      MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

                                      By:  Donald C. Burke
                                           ---------------
                                           Donald C. Burke, Vice President and
                                           Treasurer

Witness:

Alice A. Pellegrino
-------------------
Alice A. Pellegrino, Secretary

     THE UNDERSIGNED, Vice President and Treasurer of the Corporation, who
executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                      By:  Donald C. Burke
                                           ---------------
                                           Donald C. Burke, Vice President and
                                           Treasurer

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